SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 16, 2005
                                                         -----------------


                              Tasty Baking Company
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               (Exact Name of Registrant as Specified in Charter)


          Pennsylvania                 1-5084                   23-1145880
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(State or Other Jurisdiction of      (Commission             (I.R.S. Employer
       Incorporation or              File Number)           Identification No.)
        Organization)



2801 Hunting Park Avenue, Philadelphia, Pennsylvania                  19129
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(Address of Principal Executive Offices)                            (Zip Code)

       Registrant's telephone number, including area code: (215) 221-8500
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                                 Not applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Agreement.

Purchase of the Hunting Park Production Facility

On December 20, 2005, Tasty Baking Company (the "Company") purchased the Hunting Park production facility (the "Bakery") from the Company's pension plan for $4,700,000 pursuant to an Agreement of Sale and Purchase of Real Estate dated December 19, 2005 (the "Purchase Agreement"). The Bakery is located at 2801 Hunting Park Avenue, Philadelphia, Pennsylvania. Included in the purchase of the Bakery is a five-story production facility and approximately 3 acres of land on which the production facility is situated. Pursuant to a lease dated July 1, 1984 (the "Lease"), the Company previously leased the Bakery from Wachovia Bank, N.A., Trustee of the Company's pension plan (successor trustee to Central Penn National Bank of Philadelphia) (the "Trustee") . The Company and Trustee agreed to terminate the Lease contemporaneously with the execution of the Purchase Agreement. The purchase price of $4,700,000 for the Bakery was determined in accordance with the terms of the Lease, which afforded the Company a right to purchase the Bakery for the greater of the fair market value or the value in use. An independent appraisal was conducted to determine the value in use price of $4,700,000, which was greater than the fair market value of the Bakery. Payment of the purchase price will result in a net contribution of $1,600,000 to the pension plan.

Also on December 20, 2005, the Company entered into a mortgage loan with Citizens Bank of Pennsylvania ("Lender") in the amount of $2,150,000 (the
"Mortgage Loan") and a secondary term loan in the amount of $2,550,000 (the "Term Loan" and together with the Mortgage Loan, the "Loans"). The Mortgage Loan and the Term Loan have terms of 10 years and 5 years, respectively. Interest rates for the Loans are based on LIBOR plus an applicable margin as determined by the Company's existing credit facility with Lender. The blended interest rate for the Loans was approximately 6.45% as of December 20, 2005. Pursuant to the Mortgage Loan, the Company executed and delivered to Lender a mortgage encumbering the Bakery and creating a lien in the amount of $2,150,000 in order to secure the Mortgage Loan. Lender's commitment to enter into the Loans was previously disclosed by the Company in a Form 8-K, dated September 16, 2005.

Acceleration of Vesting of Stock Options

On December 16, 2005, the Company's Board of Directors and its Compensation Committee approved the acceleration of vesting of all outstanding, unvested stock options previously awarded to the Company's employees, officers (including executive officers) and directors under the Company's 1994, 1997 and 2003 Long Term Incentive Plans. All unvested stock options are "out-of-the-money" as of the closing stock price of December 16, 2005, with a range of exercise prices from $7.55 to $11.30 per share.

As a result of the acceleration, stock options to acquire approximately 173,167 shares of the Company's common stock will become exercisable on December 31, 2005, 85% of which were scheduled to vest during 2006. Of the total number of shares underlying the accelerated stock option, approximately 27,998 are held by directors and 114,394 are held by executive officers. All other terms and


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conditions  applicable to these stock  options,  including  exercise  prices and holding period requirements, remain unchanged. The Company had previously imposed a five-year holding period requirement on any shares obtained through the exercise of options awarded on or after August 7, 2003. Only 35,000 of the currently unvested options are not subject to this requirement, with the lowest exercise price on those options set at $8.60 per share. Accordingly, this holding period requirement is expected to prevent unintended benefits to the holders of the majority of these stock options as a result of this accelerated vesting.

The purpose of this accelerated vesting is to enable the company to avoid recognizing compensation expense associated with these options in future periods as required by Statement of Financial Accounting Standards (SFAS) No. 123R, "Share Based Payment," which the company is required to adopt by January 1, 2006. As a result of the acceleration of vesting, the company expects to reduce the non-cash, pre-tax compensation expense it would otherwise be required to record by approximately $410,000 over the original option vesting period, including approximately $360,000 in fiscal 2006.


Item 1.02. Termination of a Material Definitive Agreement.

In connection with the purchase of the Bakery, as more fully disclosed in the section entitled "Purchase of Hunting Park Production Facility" in Item 1.01 of this Current Report on Form 8-K, the Company entered into a Termination of Lease, dated December 19, 2005, to terminate the Lease. Subject to the Company's right to extend the Lease for the two (2) remaining renewal terms of three (3) years each, the current term of the Lease was scheduled to expire on June 30, 2008. The Lease granted the Company an option to purchase the Bakery for the greater of the fair market value or the value in use. The annual rent under the Lease in 2005 was $564,000.

Item 2.03. Creation of Direct Financial Obligation or an Obligation
           Under an Off-Balance Sheet Arrangement.

The material terms and conditions of the Loans are set forth in the second paragraph of the section entitled "Purchase of Hunting Park Production Facility" in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03. Upon a default of the Loans, including the non-payment of principal or interest, the obligations of the Company under the Loans may be accelerated and Lender may foreclose on the Bakery.

Item 7.01. Regulation FD Disclosure.

A copy of the press release, dated December 21, 2005, describing the events disclosed herein is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01. Other Events.

The Company previously announced in November 2005 in Forms 8-K and 10-Q that, in conjunction with the implementation of Medicare Part D in January 2006, the Company would no longer provide medical benefits for most of its post-65 retirees. In addition, incumbent retirees would pay age-based rates for life insurance benefits in excess of $20,000. As a result of these benefit changes,


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the projected benefit  obligation was remeasured and the Company estimates there will be a reduction in its other post-retirement benefits ("OPEB") liability of approximately $10,000,000, which will be amortized over future periods. In 2006, the Company estimates the amortization of this liability will result in a reduction of pre-tax OPEB expense of approximately $1,200,000 compared to fiscal year 2005. This will be primarily a non-cash benefit.


Item 9.01. Financial Statements and Exhibits.

  (d)         The following exhibit is filed herewith:

              Exhibit 99.1         Press Release dated December 21, 2005




"SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGA TION REFORM ACT OF 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially. There are a number of factors that may cause actual results to differ from these forward-looking statements, including the success of marketing and sales strategies and new product development, the price and availability of raw materials and energy, actuarial estimates with regard to employee benefit plans, and general economic and business conditions including interest rate fluctuations. Other risks and uncertainties that may materially affect the company are provided in the company's annual reports to shareholders and the company's periodic reports filed with the Securities and Exchange Commission from time to time, including reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               TASTY BAKING COMPANY
                                               ---------------------------------
                                               (Registrant)


        Date: December 21, 2005                /S/ David S. Marberger
                                               ---------------------------------
                                               David S. Marberger
                                               Senior Vice President and Chief
                                               Financial Officer


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                                     EXHIBIT INDEX


Exhibit                                 Description
-------                                 -----------
99.1                                    Press Release dated December 21, 2005